UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2025

CALAVO GROWERS, INC.

(Exact name of registrant as specified in its charter)

California	000-33385	33-0945304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California	91360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 525-1245

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 16, 2025, the Board of Directors of Calavo Growers, Inc. (the “Company”) approved a share repurchase program authorizing the Company to repurchase up to $25,000,000 of its outstanding shares of common stock, par value $0.001 per share (“Common Stock”).

Repurchases under the program may be made from time to time in accordance with applicable securities laws and regulations, using a variety of methods, including open market purchases, privately negotiated transactions, and Rule 10b5-1 trading plans under the Securities Exchange Act of 1934, as amended.

The share repurchase program does not require the Company to acquire any specific number of shares, and may be modified, suspended, or discontinued at any time at the discretion of the Board of Directors or management. The timing, amount, and method of repurchases will depend on a variety of factors, including market conditions, the Company’s financial position, regulatory requirements, and other strategic considerations.

This disclosure contains forward-looking statements regarding the Company’s stock repurchase program. Actual results may differ due to various risks and uncertainties, as outlined in the Company’s most recent filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press release dated March 18, 2025 of the Registrant.
	104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
March 18, 2025
	By:	/s/ Lecil Cole
Lecil Cole
Chief Executive Officer (Principal Executive Officer)

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